UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 29, 2017

MATSON, INC.

(Exact Name of Registrant as Specified in its Charter)

HAWAII (State or Other Jurisdiction of Incorporation)	001-34187 (Commission File Number)	99-0032630 (I.R.S. Employer Identification No.)

1411 Sand Island Parkway Honolulu, Hawaii (Address of Principal Executive	96819 (Zip Code)
Offices)

Registrant’s telephone number including area code: (808) 848-1211

No change since last report

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.             Entry Into a Material Definitive Agreement.

Amended and Restated Credit Agreement

On June 29, 2017 (the “Closing Date”), Matson, Inc. (“Matson” or the “Company”) entered into an amended and restated credit agreement (the “Credit Agreement”) with Bank of America, N.A. as Agent, Swing Line Lender and L/C Issuer, the lenders party thereto, and First Hawaiian Bank, as L/C Issuer.  The Credit Agreement amends and restates that certain Credit Agreement dated as of June 4, 2012 (as amended, supplemented or otherwise modified prior to the Closing Date, the “Prior Credit Agreement”) entered into by the Company, Bank of America, N.A., and certain other lenders party thereto.  All obligations of the Company under the Credit Agreement are guaranteed by Matson’s principal operating subsidiary Matson Navigation Company, Inc., and by certain other subsidiaries.

The Credit Agreement has a five-year maturity and provides loan commitments to the Company as of the Closing Date in the aggregate amount of $650,000,000, with an uncommitted $250,000,000 increase option.  Depending on the Company’s consolidated net leverage ratio, borrowings under the Credit Agreement will bear interest at either LIBOR plus a margin of between 1.00% and 1.75% or the base rate plus a margin of between 0% and 0.75%.  The Credit Agreement also provides for letters of credit in the aggregate amount of up to $100,000,000 and a swing line loan in the aggregate amount of up to $50,000,000, each as part of (not in addition to) the aggregate loan commitments under the Credit Agreement.  Letters of credit are subject to fees based on the Company’s consolidated net leverage ratio at a rate of between 1.00% and 1.75%.  The Company will pay a commitment fee of between 0.15% and 0.30% depending on the Company’s consolidated net leverage ratio.  The Company may prepay any amounts outstanding under the Credit Agreement without premium or penalty, in accordance with the Credit Agreement.  The Credit Agreement contains affirmative, negative and financial covenants customary for financings of this type, including, among other things, limitations on certain other indebtedness, loans and investments, liens, mergers, asset sales, and transactions with affiliates.  The Credit Agreement also contains customary events of default.  Customary fees were payable in connection with the closing of the Credit Agreement.  On the Closing Date, the total loan balance was $81,000,000 and the amount of outstanding letters of credit was $10,526,456.

The Credit Agreement reflects certain amendments to the Prior Credit Agreement, including an increase in commitments, an extension of the maturity and, at the Company’s option under certain circumstances, adjustments to the required consolidated leverage ratio.  The pricing levels for each specified net leverage ratio range remain unchanged from the Prior Credit Agreement.

The foregoing description is qualified in its entirety by the terms and conditions set forth in the Credit Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Amendments to Existing Private Placement Facilities and New Shelf Facilities

On June 29, 2017, Matson and the holders of notes party thereto entered into amendments (collectively, the “2017 Amendments”) to each of (1) the Third Amended and Restated Note Purchase Agreement and Private Shelf Agreement dated as of September 14, 2016, among Matson and the holders of the notes issued thereunder, (2) the Note Purchase Agreement dated November 5, 2013 among Matson and the holders of the notes issued thereunder, (3) the Note Purchase Agreement dated July 30, 2015 among Matson and the holders of the notes issued thereunder and (4) the Note Purchase Agreement dated December 21, 2016 among Matson and the holders of the notes issued thereunder, in each case as amended prior to the Closing Date (the “Existing Note Purchase Agreements,” and the Existing Note Purchase Agreements, as so amended, the “Amended Note Purchase Agreements”).

The 2017 Amendments provide for amendments to certain covenants and other terms, including (at the Company’s option under certain circumstances) adjustments to the required consolidated leverage ratio, and, in connection with the exercise of such option, the payment of certain additional amounts as additional interest.  Customary fees were payable in connection with the closing of the 2017 Amendments.  As of the Closing Date, the total outstanding balance under the Amended Note Purchase Agreements was $614,377,157.31.

The foregoing description is qualified in its entirety by the terms and conditions set forth in the 2017 Amendments, copies of which are filed as Exhibits 10.2 to 10.5 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03.             Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 herein is hereby incorporated in its entirety into Item 2.03 by reference.

Item 7.01.             Regulation FD Disclosure.

A copy of the Company’s news release dated June 29, 2017, is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

The exhibit and information furnished pursuant to Item 7.01 of this Current Report shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit

10.1	Amended and Restated Credit Agreement among Matson, Inc., Bank of America, N.A. as the Agent, and the lenders thereto, dated as of June 29, 2017.

10.2	Amendment to Note Purchase Agreement among Matson, Inc. and the purchasers named therein, dated as of June 29, 2017.

10.3	Amendment to Note Purchase Agreement among Matson, Inc. and the purchasers named therein, dated as of June 29, 2017.

10.4	Amendment to Third Amended and Restated Note Purchase Agreement among Matson, Inc. and the purchasers named therein, dated as of June 29, 2017.

10.5	Amendment to Note Purchase Agreement among Matson, Inc. and the purchasers named therein, dated as of June 29, 2017.

99.1

News Release dated June 29, 2017. We hereby furnish this exhibit with this report, which shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Forward-Looking Statements

Statements in this report that are not historical facts are “forward-looking statements,” within the meaning of the Private Securities Litigation Reform Act of 1995, including without limitation those statements regarding our balance sheet expectations and Hawaii fleet renewal progress.  These statements involve a number of risks and uncertainties that could cause actual results to differ materially from those contemplated by the relevant forward-looking statement, including but not limited to risks and uncertainties relating to new or increased competition or improvements in competitors’ service levels; fuel prices and our ability to collect fuel surcharges; the actions of our competitors; our ability to offer a differentiated service in China for which customers are willing to pay a significant premium; the imposition of tariffs or a change in international trade policies; the ability of the shipyards to construct and deliver the Aloha Class and Kanaloa Class vessels on the contemplated timeframes; changes in our credit profile and our future financial performance; our ability to obtain future debt financings; continuation of the Title XI and CCF programs; repeal, substantial amendment or waiver of the Jones Act or its application, or our failure to maintain our status as a United States citizen under the Jones Act; and satisfactory negotiation and renewal of expired collective bargaining agreements without significant disruption to Matson’s operations.  These forward-looking statements are not guarantees of future performance.  This release should be read in conjunction with our Annual Report on Form 10-K and our other filings with the SEC through the date of this release, which identify important factors that could affect the forward-looking statements in this release.  We do not undertake any obligation to update our forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATSON, INC.

/S/ Joel M. Wine
Joel M. Wine
Senior Vice President and Chief Financial Officer

Dated:	June 30, 2017